Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust Reports Results for Fourth Quarter 2009
BIRMINGHAM, Ala., January 28, 2010 — Colonial Properties Trust (NYSE: CLP), announced its results for the fourth quarter and year ended December 31, 2009.
For the fourth quarter 2009, the company reported a net loss to common shareholders of $(9.6) million, or $(0.15) per diluted share, compared with a net loss to common shareholders of $(107.2) million, or $(2.25) per diluted share, for the same period in 2008. Results for the fourth quarter 2009 include an income tax benefit of $7.9 million (see below for further discussion) and $4.6 million of gains from asset dispositions, offset by a decline of 10.7 percent in same-property net operating income (“NOI”) and $8.4 million of non-cash impairment charges primarily related to a retail development property and condominium units at one for-sale residential property (see below for further discussion). Results for the fourth quarter 2008 include $116.9 million in non-cash impairment charges.
For 2009, the company reported a net loss to common shareholders of $(0.5) million, or $(0.01) per diluted share, compared with a net loss available to common shareholders of $(55.4) million, or $(1.19) per diluted share, for 2008. Results for 2009 include $54.7 million of net gains recognized from the repurchase of Colonial Realty Limited Partnership’s (“Colonial Realty”) outstanding unsecured notes, $7.9 million from an income tax benefit and $12.1 million of gains from asset dispositions, which were offset by a 6.9 percent decline in same-property NOI, $12.3 million of non-cash impairment charges and a $3.5 million charge for an expected partial loan repayment guarantee.
Funds from Operations Available to Common Shareholders and Unitholders (“FFO”), a widely accepted measure of REIT performance, for the fourth quarter 2009 was $18.4 million, or $0.25 per diluted share, compared with $(92.1) million, or $(1.62) per diluted share, in the same period a year ago. FFO for 2009 was $2.09 per diluted share, or $128.9 million, compared with $0.02 per diluted share, or $0.9 million, for 2008.
Operating FFO, which the company defines as FFO before transaction income (i.e. development gains, land/outparcel gains and bond/preferred stock repurchase gains/losses), for the fourth quarter 2009 was $18.3 million, or $0.25 per diluted share, compared with $(98.7) million, or $(1.73) per diluted share, in the same period a year ago. Operating FFO for 2009 totaled $1.13 per diluted share, or $69.8 million, compared with $(0.39) per diluted share, or $(22.3) million, for 2008.
The net loss to common shareholders, FFO and Operating FFO results for the fourth quarter 2009 also reflect the dilution from the issuance of 12.1 million common shares in the company’s October 2009 common share offering, as discussed further below.

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
A reconciliation of net income (loss) available to common shareholders to FFO and to Operating FFO, as well as the definitions and statements of purpose, are included in the financial tables accompanying this press release.
Highlights for 2009
•	Issued 16.9 million common shares, raising net proceeds of $152.4 million

•	Recognized net gains of $54.7 million, or $0.89 per diluted share, in net income and FFO per share from repurchases of $579.2 million of outstanding unsecured senior notes

•	Exited 7 separate joint ventures comprised of 37 properties, eliminating $231.1 million of the company’s pro-rata portion of property specific mortgage debt maturity exposure

•	Completed the sale of 370 condominium units for total sales proceeds of $55.5 million

•	Sold 2 wholly owned retail assets for total sales proceeds of $51.4 million

•	Completed $506.4 million of secured financing with Fannie Mae with a weighted average interest rate of 5.81 percent

•	Improved debt plus preferred to gross asset value (including the company’s pro-rata share of joint ventures) by 500 basis points to 53.8 percent at December 31, 2009

•	Ended the year with multifamily same-property physical occupancy of 94.7 percent
“In the fourth quarter, we made significant progress on our initiative to simplify the business through the exiting of four joint ventures and eliminating substantial near-term debt maturity exposure,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “For the year, our dedicated team of employees did an outstanding job of executing the initiatives laid out at the beginning of 2009: Strengthen the Balance Sheet, Reduce Overhead, Improve Liquidity, Address Near-Term Maturities, and Postpone/Phase Developments. All of these were accomplished in the midst of one of the most difficult operating environments in our generation.”
“The outlook for 2010 remains challenging, but we will continue to focus on simplifying the business and strengthening the balance sheet. The weak employment market continues to pressure demand for apartment housing. However, the steps we have taken have positioned us to take advantage of opportunities and grow again when the economy recovers.”
Multifamily Operating Performance
Multifamily NOI for the fourth quarter 2009 decreased 10.7 percent from the fourth quarter 2008, for the 28,285 apartment homes included in the consolidated same-property results. Multifamily same-property revenues decreased 3.8 percent and expenses increased 7.9 percent compared with the fourth quarter 2008. For 2009, same-property NOI decreased 6.9 percent over 2008, with revenues decreasing 2.8 percent and expenses increasing 3.8 percent over the same period. On a sequential basis, fourth quarter 2009 same-property NOI decreased 0.2 percent compared with the third quarter 2009, with revenues decreasing 0.9 percent and expenses decreasing 2.0 percent compared with the prior quarter.
Same-property physical occupancy as of December 31, 2009, was 94.7 percent, compared with 94.1 percent at December 31, 2008.

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
A reconciliation of NOI to income from continuing operations, as well as definitions and the statements of purpose, is included in the financial tables accompanying this press release.
Joint Venture Transactions
As previously announced, in November 2009 the company made further progress in simplifying its business and eliminating near-term debt maturity exposure through the disposition of the company’s 15 percent ownership interest in the 17-asset DRA/CRT office joint venture with DRA Advisors LLC (the “DRA/CRT Joint Venture”). Pursuant to the transaction, the company transferred its membership interest and made a $24.7 million payment in exchange for 100 percent ownership of one of the DRA/CRT Joint Venture’s properties, Three Ravinia, an 813,000-square-foot, Class A office building located in Atlanta, Georgia. The transaction resulted in the company’s release from $141.1 million of mortgage debt, which represents the company’s pro rata share of debt on the DRA/CRT Joint Venture. As part of the transaction, the existing indebtedness on Three Ravinia was repaid, which consisted of $106.3 million of loans secured by the Three Ravinia property that were scheduled to mature in January 2010, and the corresponding $17.0 million loan guaranty provided by the company on Three Ravinia was terminated. The transaction was financed by the company through borrowings under the company’s unsecured credit facility. The company continues to manage all of the remaining properties in the Joint Venture under the existing management agreements.
In December 2009, the company exited its joint venture with OZRE Retail LLC that was comprised of 11 retail assets totaling 3.0 million square feet of retail space. As part of the transaction, the company transferred its 17.1 percent ownership interest in OZ/CLP Retail LLC (the “Retail Joint Venture”) to the Retail Joint Venture’s majority partner, made a cash payment of $45.2 million that was used by the Retail Joint Venture to repay $38.1 million of mortgage debt and related fees and expenses, and $7.1 million of which was used for the discharge of deferred purchase price owed by the Retail Joint Venture to former unitholders who elected to redeem their units in June 2008. The total cash payment by the company was made through borrowings under the company’s unsecured credit facility. In exchange, the company received 100 percent ownership of one of the Retail Joint Venture assets, Colonial Promenade Alabaster, a 612,000-square-foot retail center located in Birmingham, Alabama. As a result of this transaction, the company no longer has an interest in the Retail Joint Venture, including any responsibility with respect to the Retail Joint Venture’s mortgage debt (scheduled to mature in 2014), of which the company’s pro rata share was $50 million.
Also in December 2009, the company exited the Colonial Center Mansell office joint venture (the “Mansell Joint Venture”), which includes Colonial Center at Mansell Overlook, a suburban office park totaling 689,000 square feet located in Atlanta, Georgia. The company sold its 15 percent ownership interest in the Mansell Joint Venture to the majority partner and received a cash payment of $3.0 million. As a result of this transaction, the company no longer has an interest in the Mansell Joint Venture, including any responsibility with respect to the Mansell Joint Venture’s mortgage debt, of which the company’s pro rata share was $13.9 million.
In October 2009, the company and its joint venture partner closed on the sale of Colony Woods, a 414-unit apartment community located in Birmingham, Alabama, for total sales proceeds of $24.8 million (of which the company’s pro-rata share was $2.5 million).

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
Disposition Activity
In December 2009, the company sold Colonial Promenade Winter Haven, a wholly-owned 286,000-square-foot retail asset located in Orlando, Florida, for $20.7 million. The 23-year-old property was unencumbered and had an occupancy rate of 93.2 percent at September 30, 2009. The proceeds were used to reduce the company’s outstanding balance on its unsecured credit facility.
During the fourth quarter 2009, the company closed on the sale of 23 condominium units for total sales proceeds of $5.3 million, which included the remaining 14 units at the Grander, a for-sale residential property located in Gulf Shores, Alabama. For the full year 2009, the company closed on the sale of 370 condominium units for total sales proceeds of $55.5 million.
Income Tax Benefit
In November 2009, the Worker, Homeownership, and Business Assistance Act of 2009 was signed into law, which expands the net operating loss (“NOL”) carryback rules to allow businesses to carryback NOLs incurred in either 2008 or 2009 up to five years. As a result of the new legislation, the company’s taxable REIT subsidiary Colonial Properties Services, Inc. (“CPSI”) will carryback tax losses that occurred in the year ending December 31, 2009, against income that was recognized in 2005 and 2006. During the fourth quarter 2009, CPSI recorded an income tax benefit of $7.9 million as a result of the new NOL carryback rules, which is anticipated to be collected in 2010.
Non-Cash Impairment Charges
During the fourth quarter 2009, the company recorded non-cash impairment charges totaling $8.4 million, primarily related to one retail development property and one for-sale residential property. Of this total, $6.5 million is attributable to the retail development Colonial Promenade Nor du Lac, located in Covington, Louisiana. A portion of this development was previously anticipated to be a lifestyle center. However, given the current leasing environment, the company intends to pursue this development as a power center development. Additionally, $1.7 million of the total impairment charge recorded in the fourth quarter 2009 is attributable to remaining unsold condominium units at Metropolitan located in Charlotte, North Carolina. No income tax benefit was recognized in connection with the impairment charge.
After giving effect to the impairment charge, the net book value associated with the company’s completed for-sale residential properties is $22.3 million and the net book value associated with Colonial Promenade Nor du Lac is $37.7 million at December 31, 2009. No assurances can be given that additional impairment charges will not be necessary in connection with the company’s for-sale and development activities, particularly given the uncertainties surrounding the economic outlook.
Capital Markets Activity
On October 6, 2009, the company completed an equity offering of 12,109,500 common shares, including shares issued to cover over-allotments, at $9.50 per share. Total net proceeds from this offering were approximately $109.8 million after deducting the underwriting discount and other

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
offering expenses payable by the company. The company used the net proceeds from the offering to repay a portion of the outstanding balance under its unsecured credit facility and for general corporate purposes.
Unsecured Notes and Preferred Securities Repurchase Programs
On December 31, 2009, the company’s previously announced unsecured notes repurchase program expired. The company did not complete any note repurchases during the fourth quarter 2009. On January 27, 2010, the company’s Board of Trustees authorized a new unsecured notes repurchase program which allows the company to repurchase up to $100 million of outstanding unsecured senior notes of Colonial Realty. This new repurchase program runs through December 31, 2010.
Under the new repurchase program, senior notes may be repurchased from time to time in open market transactions or privately negotiated transactions, subject to applicable legal requirements, market conditions and other factors. The repurchase program does not obligate the repurchase of any specific amounts of senior notes, and repurchases pursuant to the program may be suspended or resumed at any time from time to time without further notice or announcement. The company will continue to monitor the debt markets and repurchase certain senior notes that meet the company’s required criteria, as funds are available. The company anticipates funding potential repurchases from borrowings under its existing credit facility, proceeds from property sales and/or other available funds.
Additionally, on January 27, 2010, the company’s Board of Trustees authorized a new preferred securities repurchase program which allows the company to repurchase up to $25 million of outstanding 8 1/8 percent Series D preferred depositary shares. The preferred shares may be repurchased from time to time over the next 12 months in open market purchases or privately negotiated transactions, subject to applicable legal requirements, market conditions and other factors. This repurchase program does not obligate the company to repurchase any specific amounts of preferred shares, and repurchases pursuant to the program may be suspended or resumed at any time from time to time without further notice or announcement. The company will continue to monitor the equity markets and repurchase certain preferred shares that meet the company’s required criteria, as funds are available.
Quarterly Dividend on Common Shares
On January 27, 2010, the Board of Trustees approved a cash dividend of $0.15 per common share, payable February 16, 2010, to shareholders of record as of February 8, 2010, representing an ex-dividend date of February 4, 2010.

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
2010 EPS and FFO per Share Guidance
The company’s guidance range for the full-year 2010 for EPS and FFO per share, with certain assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year
	2010 Range
	Low	—	High
Diluted EPS	$(0.78)	—	$(0.70)
Plus: Real Estate Depreciation & Amortization	1.70	—	1.70
Less: Gain on Sale of Operating Properties	(0.00)	—	(0.00)

Total Diluted FFO per share	$0.92	—	$ 1.00

Less: Transaction Income
Gain on Sale of Land and Bond or Preferred Stock Repurchases	(0.00)	—	(0.03)

Operating FFO per share	$0.92	—	$ 0.97

Following are current assumptions reflected in the company’s full-year 2010 guidance:
•	Multifamily same-property net operating income: decline of 6.0 to 8.0 percent.
•	Revenue: Decline of 2.5 to 3.5 percent

•	Expense: Growth of 2.0 to 3.0 percent
•	Development spending of $25 million to $30 million.

•	Acquisitions of $25 million to $50 million.

•	Land and for-sale residential property dispositions of $15 million to $25 million.

•	New secured mortgage financings of $150 million to $200 million.

•	Corporate G&A expenses of $17 million to $19 million.

•	Gains from repurchases of unsecured bond and/or preferred shares: $0.00 to $0.02 per diluted share.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
For additional details regarding the company’s disposition and investment activities, see the company’s Supplemental Financial Highlights available on the company’s website at www.colonialprop.com.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, January 28, 2010, at 1:00 p.m. Central Time. The call will include a review of the company’s fourth quarter performance and a discussion of the company’s strategy and expectations for the future.
To participate, please dial 1-866-454-3510. As with previous calls, a replay will be available for seven days by dialing 1-800-642-1687; the conference ID is 46108567. Access to the live call and

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
a replay will also be available through the company’s website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”
Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the company’s website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.
Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of December 31, 2009, the company owned or managed 34,230 apartment units, 16.5 million square feet of office space and 8.9 million square feet of retail shopping space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, fundamentally beneficial,

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company’s current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company’s consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled “(loss) income from continuing operations” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.

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CLP Reports Fourth Quarter 2009 Results

January 28, 2010
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company’s ability to complete developments in line with cost estimates, the company’s ability to successfully complete unit sales at its condominium conversion projects, the inability to predict the timing and/or amount of any additional impairment charges, the company’s ability to complete senior note repurchases on favorable terms, the company’s ability to further simplify the business and strengthen the balance sheet and the company’s anticipated receipt of a tax refund in 2010, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
CONTACT: Colonial Properties Trust
                       Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

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COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2009
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
($ in 000s, except per share data)	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Revenue
Minimum Rent	$70,036	$71,316	$279,513	$276,388
Tenant Recoveries	1,529	992	4,353	4,249
Other Property Related Revenue	11,346	9,017	41,447	34,466
Construction Revenues	—	1,035	36	10,137
Other Non-Property Related Revenue	3,637	2,784	15,003	18,327

Total Revenue	86,548	85,144	340,352	343,567

Operating Expenses
Operating Expenses:
Property Operating Expenses	24,418	21,347	95,395	84,134
Taxes, Licenses and Insurance	10,277	9,144	39,948	38,383

Total Property Operating Expenses	34,695	30,491	135,343	122,517

Construction Expenses	—	1,027	35	9,530
Property Management Expenses	2,419	2,024	7,749	8,426
General and Administrative Expenses	4,959	5,626	17,940	23,185
Management Fee and Other Expenses	3,088	2,885	14,184	15,153
Restructuring Charges	—	1,028	1,400	1,028
Investment and Development (1)	405	3,401	1,989	4,358
Depreciation	28,970	30,773	113,100	101,342
Amortization	1,154	811	4,090	3,371
Impairment and other losses (2)(3)	8,552	93,100	10,390	93,100

Total Operating Expenses	84,242	171,166	306,220	382,010

Income from Operations	2,306	(86,022)	34,132	(38,443)

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(22,793)	(19,128)	(91,986)	(75,153)
(Loss) Gain on Retirement of Debt	(53)	5,235	56,427	15,951
Interest Income	351	166	1,446	2,776
Income (Loss) from Partially-Owned Investments (4)	3,352	(980)	(1,243)	12,516
Loss on Hedging Activities	—	(258)	(1,709)	(385)
Gain on Sale of Property, net of income taxes of $0 (Q4) and $3,157 (YE) in 2009 and $254 (Q4) and $1,546 (YE) in 2008	130	2,509	5,875	6,776
Income Taxes and Other	7,568	139	10,086	1,014

Total Other Income (Expense)	(11,445)	(12,317)	(21,104)	(36,505)

(Loss) Income from Continuing Operations	(9,139)	(98,339)	13,028	(74,948)

Discontinued Operations
Income (Loss) from Discontinued Operations (2)(3)	530	(25,057)	421	(18,635)
Gain (Loss) on Disposal of Discontinued Operations, net of income taxes of $0 (Q4) and $70 (YE) in 2009 and $0 (Q4) and $1,064 (YE) in 2008	1,723	(151)	1,729	43,062

Income (Loss) from Discontinued Operations	2,253	(25,208)	2,150	24,427

Net (Loss) Income	(6,886)	(123,547)	15,178	(50,521)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	—	(216)	(999)	(531)
Noncontrolling Interest in CRLP — Preferred	(1,813)	(1,799)	(7,250)	(7,251)
Noncontrolling Interest in CRLP — Common	1,430	16,312	463	15,436

Discontinued Operations
Noncontrolling Interest in CRLP — Common	(248)	3,989	(381)	(4,211)
Noncontrolling Interest of Limited Partners	—	110	597	449

(Income) Loss Attributable to Noncontrolling Interest	(631)	18,396	(7,570)	3,892

Net (Loss) Income Attributable to Parent Company	(7,517)	(105,151)	7,608	(46,629)

Dividends to Preferred Shareholders	(2,035)	(2,069)	(8,142)	(8,773)
Preferred Share Issuance Costs, Net of Discount	—	—	25	(27)

Net (Loss) Income Available to Common Shareholders	$(9,552)	$(107,220)	$(509)	$(55,429)

(Loss) Earnings per Share — Basic
Continuing Operations	$(0.18)	$(1.80)	$(0.06)	$(1.63)
Discontinued Operations	0.03	(0.45)	0.05	0.44

EPS — Basic	$(0.15)	$(2.25)	$(0.01)	$(1.19)

(Loss) Earnings per Share — Diluted
Continuing Operations	$(0.18)	$(1.80)	$(0.06)	$(1.63)
Discontinued Operations	0.03	(0.45)	0.05	0.44

EPS — Diluted	$(0.15)	$(2.25)	$(0.01)	$(1.19)

(1)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(2)	For the three months ended December 31, 2009, the Company recorded an $8.4 million non-cash impairment charge and a $0.2 million casualty loss. The casualty loss related to fire damage at one of the Company’s multifamily apartment communities. Of the impairment charge, $6.5 million is related to a change in the strategic direction for the Nord Du Lac retail development, $1.7 million is related to the write-down to market value for the remaining for-sale condos at Metropolitan Midtown, a mixed use development, and $0.2 million is related to the write-down of certain land outparcels. For the year ended December 31, 2009, in addition to the charges described above, the Company recorded a $3.9 million non-cash impairment charge. Of the charge, $0.2 million is related to the Company’s noncontrolling interest in the Colonial Grand at Traditions joint venture, $0.7 million is related to the Company’s noncontrolling interest in the Craft Farms joint venture, $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project and $0.6 million is related to an additional for-sale residential project (presented in “Impairment and other losses” in continuing operations). In addition, $0.3 million is related to the sale of the remaining units at Portofino at Jensen Beach, a for-sale residential project, and $1.8 million is related to two multifamily apartment communities sold during the third quarter 2009 (presented as a part of “Income (Loss) from Discontinued Operations”.

(3)	For the three and twelve months ended December 31, 2008, the Company recorded a $116.9 million non-cash impairment charge related to the Company’s for-sale residential business and certain development projects. The Company did not record an income tax benefit in the current period related to this non-cash impairment charge. Of the $116.9 million, $91.4 million is recorded in continuing operations and $25.5 million is recorded in discontinued operations. Additionally, there was $1.7 million in continuing operations for casualty losses recorded as a result of fire damage at four multifamily apartment communities.

(4)	For the twelve months ended December 31, 2009, the Company recorded a $3.5 million charge due to its determination in September 2009 that it was probable the Company will have to fund the partial loan repayment guarantee provided on the original construction loan for Colonial Grand at Traditions, a property in which the Company has a 35% noncontrolling interest.

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2009
FOURTH QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended		Twelve Months Ended
($ in 000s, except per share data)	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Net (Loss) Income Available to Common Shareholders	$(9,552)	$(107,220)	$(509)	$(55,429)
Noncontrolling Interest in CRLP (Operating Ptr Unitholders)	(1,182)	(20,301)	(82)	(11,225)
Noncontrolling Interest in Gain/Loss of Sale of Undepreciated Property	—	—	992	—

Total	(10,734)	(127,521)	401	(66,654)

Adjustments — Consolidated Properties
Depreciation — Real Estate	28,468	30,621	111,220	101,035
Amortization — Real Estate	567	239	1,582	1,272
Remove: Gain/(Loss) on Sale of Property, net of Income Tax and Noncontrolling Interest	(1,853)	(2,387)	(7,606)	(49,851)
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Noncontrolling Interest	194	1,359	4,327	7,335

Total Adjustments — Consolidated	27,376	29,832	109,523	59,791

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	3,678	4,179	17,927	18,744
Amortization — Real Estate	1,364	1,908	6,516	8,699
Remove: Gain/(Loss) on Sale of Property	(3,222)	(395)	(4,958)	(18,943)

Total Adjustments — Unconsolidated	1,820	5,692	19,485	8,500

Funds from Operations	$18,462	$(91,997)	$129,409	$1,637

Income Allocated to Participating Securities	(67)	(102)	(559)	(717)

Funds from Operations Available to Common Shareholders and Unitholders	$18,395	$(92,099)	$128,850	$920

FFO per Share
Basic	$0.25	$(1.62)	$2.09	$0.02
Diluted	$0.25	$(1.62)	$2.09	$0.02

Operating FFO:
Funds from Operations	$18,395	$(92,099)	$128,850	$920
Less: Transaction Income
- Development and Land Gains	(194)	(1,359)	(4,327)	(7,335)
- Bond / Preferred Repurchase (Gains) Losses	53	(5,235)	(56,452)	(15,924)
- Write-off of OCI as a Result of Bond Repurchases	—	—	1,709	—

Operating FFO	$18,254	$(98,693)	$69,780	$(22,329)

Operating FFO per Share
Basic	$0.25	$(1.73)	$1.13	$(0.39)
Diluted	$0.25	$(1.73)	$1.13	$(0.39)
FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before Noncontrolling Interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.
The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the Company’s current business plan, the timing and amount of these transactions can vary significantly between periods.
The Company’s method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.
FOURTH QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended		Twelve Months Ended
(shares and units in 000s)	12/31/2009	12/31/2008	12/31/2009	12/31/2008
Basic
Shares	65,265	47,796	53,266	47,231
Operating Partnership Units (OP Units)	8,172	9,157	8,519	9,673

Total Shares & OP Units	73,437	56,953	61,785	56,904

Dilutive Common Share Equivalents	—	—	—	—

Diluted (1)
Shares	65,265	47,796	53,266	47,231
Total Shares & OP Units	73,437	56,953	61,785	56,904

Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Year Ended 2009
BALANCE SHEET

	As of	As of
($ in 000s)	12/31/2009	12/31/2008
ASSETS
Real Estate Assets
Operating Properties	$3,210,350	$2,873,274
Undeveloped Land & Construction in Progress	237,100	309,010

Total Real Estate, before Depreciation	3,447,450	3,182,284

Less: Accumulated Depreciation	(519,728)	(403,858)
Real Estate Assets Held for Sale, net	65,022	196,284

Net Real Estate Assets	2,992,744	2,974,710

Cash and Equivalents	4,590	9,185
Restricted Cash	7,952	29,766
Accounts Receivable, net	33,934	23,102
Notes Receivable	22,208	2,946
Prepaid Expenses	16,503	5,332
Deferred Debt and Lease Costs	22,560	16,783
Investment in Unconsolidated Subsidiaries	17,422	46,221
Other Assets	54,719	47,124

Total Assets	$3,172,632	$3,155,169

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$310,546	$311,630
Notes and Mortgages Payable	1,393,797	1,450,389

Total Long-Term Liabilities	1,704,343	1,762,019

Other Liabilities	82,628	120,693

Total Liabilities	1,786,971	1,882,712

REDEEMABLE NONCONTROLLING INTEREST & EQUITY

Redeemable Common Units	133,537	124,848

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series D 8 1/8%, Preferred Shares	100,118	100,281

Total Preferred Shares and Units, at Liquidation Value	200,118	200,281

Common Equity, including Noncontrolling Interest in Operating Partnership	1,052,006	947,328

Total Equity, including Noncontrolling Interest	1,385,661	1,272,457

Total Liabilities and Equity	$3,172,632	$3,155,169

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	12/31/2009	12/31/2008
Basic
Shares	66,366	48,546
Operating Partnership Units (OP Units)	8,163	8,861

Total Shares & OP Units	74,529	57,407

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended		Twelve Months Ended
	4Q09	4Q08	4Q09	4Q08
Divisional Total Revenues
Multifamily — Same-Property	$66,879	$69,503	$271,586	$279,424
Multifamily — Non Same-Property	8,995	7,786	35,618	35,139
Commercial	22,453	24,117	91,433	94,107

Total Divisional Revenues	98,327	101,406	398,637	408,670

Less: Unconsolidated Revenues — Mfam	(976)	(2,120)	(6,500)	(8,604)
Less: Unconsolidated Revenues — Commercial	(13,851)	(16,381)	(62,270)	(69,818)
Discontinued Operations	(589)	(1,580)	(4,554)	(15,145)
Construction Revenues	—	1,035	36	10,137
Unallocated Corporate Revenues	3,637	2,784	15,003	18,327

Cons. Rev, adj -’09 Disc Ops	86,548	85,144	340,352	343,567

Add: Add’l Disc Ops Rev, post filing	—	85	—	891

Total Consol. Rev, per 10-Q / K	$86,548	$85,229	$340,352	$344,458

RECONCILIATION OF EXPENSES

	4Q09	4Q08	4Q09	4Q08
Divisional Total Expenses
Multifamily — Same-Property	$27,879	$25,832	$111,312	$107,245
Multifamily — Non Same-Property	4,009	4,366	18,794	19,062
Commercial	8,246	8,484	33,176	33,286

Total Divisional Expenses	40,134	38,682	163,282	159,593

Less: Unconsolidated Expenses — Mfam	(540)	(1,013)	(3,276)	(4,379)
Less: Unconsolidated Expenses — Commercial	(4,839)	(6,364)	(22,712)	(25,924)
Discontinued Operations	(60)	(26,289)	(4,002)	(32,248)
Impairment — Discontinued Operations (1)(2)	—	25,475	2,051	25,475

Total Property Operating Expenses	34,695	30,491	135,343	122,517
Construction Expenses	—	1,027	35	9,530
Property Management Expenses	2,419	2,024	7,749	8,426
General & Administrative Expenses	4,959	5,626	17,940	23,185
Management Fee and Other Expenses	3,088	2,885	14,184	15,153
Restructure Charges	—	1,028	1,400	1,028
Investment and Development (3)	405	3,401	1,989	4,358
Impairment — Continuing Operations (1)(2)	8,552	93,100	10,390	93,100
Depreciation	28,970	30,773	113,100	101,342
Amortization	1,154	811	4,090	3,371

Cons. Exp, adj -’09 Disc Ops	84,242	171,166	306,220	382,010

Add: Add’l Disc Ops Exp, post filing	—	24,186	—	25,771

Total Consol. Exp, per 10-Q / K	$84,242	$195,352	$306,220	$407,781

RECONCILIATION OF NOI

	4Q09	4Q08	4Q09	4Q08
Divisional Total NOI

Multifamily — Same-Property	$39,000	$43,671	$160,274	$172,179
Multifamily — Non Same-Property	4,986	3,420	16,824	16,077
Commercial	14,207	15,633	58,257	60,821

Total Divisional NOI	58,193	62,724	235,355	249,077

Less: Unconsolidated NOI — Mfam	(436)	(1,107)	(3,224)	(4,225)
Less: Unconsolidated NOI — Commercial	(9,012)	(10,017)	(39,558)	(43,894)
Discontinued Operations	(529)	24,709	(552)	17,103
Impairment — Discontinued Operations (1)(2)	—	(25,475)	(2,051)	(25,475)
Unallocated Corporate Revenues	3,637	2,784	15,003	18,327
Construction NOI	—	8	1	607
Property Management Expenses	(2,419)	(2,024)	(7,749)	(8,426)
General & Administrative Expenses	(4,959)	(5,626)	(17,940)	(23,185)
Management Fee and Other Expenses	(3,088)	(2,885)	(14,184)	(15,153)
Restructure Charges	—	(1,028)	(1,400)	(1,028)
Investment and Development (3)	(405)	(3,401)	(1,989)	(4,358)
Impairment — Continuing Operations (1)(2)	(8,552)	(93,100)	(10,390)	(93,100)
Depreciation	(28,970)	(30,773)	(113,100)	(101,342)
Amortization	(1,154)	(811)	(4,090)	(3,371)

Income from Operations	2,306	(86,022)	34,132	(38,443)
Total Other Income (Expense)	(11,445)	(12,317)	(21,104)	(36,505)

Income from Contin’g Ops (4)	(9,139)	(98,339)	13,028	(74,948)

Disc Ops	—	(24,101)	—	(24,880)
08 & 09 Disc Ops Other Inc(Exp)	—	(778)	—	(2,990)

Income from Cont, per 10-Q / K (4)	$(9,139)	$(123,218)	$13,028	$(102,818)

Notes:

(1)	For the three months ended December 31, 2009, the Company recorded an $8.4 million non-cash impairment charge and a $0.2 million casualty loss. The casualty loss related to fire damage at one of the Company’s multifamily apartment communities. Of the impairment charge, $6.5 million is related to a change in the strategic direction for the Nord Du Lac retail development, $1.7 million is related to the write-down to market value for the remaining for-sale condos at Metropolitan Midtown, a mixed use development, and $0.2 million is related to the write-down of certain land outparcels. For the year ended December 31, 2009, in addition to the charges described above, the Company recorded a $3.9 million non-cash impairment charge. Of the charge, $0.2 million is related to the Company’s noncontrolling interest in the Colonial Grand at Traditions joint venture, $0.7 million is related to the Company’s noncontrolling interest in the Craft Farms joint venture, $0.3 million is related to the sale of the remaining 17 units at the Regents Park for-sale residential project and $0.6 million is related to an additional for-sale residential project (presented in “Impairment and other losses” in continuing operations). In addition, $0.3 million is related to the sale of the remaining units at Portofino at Jensen Beach, a for-sale residential project, and $1.8 million is related to two multifamily apartment communities sold during the third quarter 2009 (presented as a part of “Income (Loss) from Discontinued Operations”.

(2)	For the three and twelve months ended December 31, 2008, the Company recorded a $116.9 million non-cash impairment charge related to the Company’s for-sale residential business and certain development projects. The Company did not record an income tax benefit in the current period related to this non-cash impairment charge. Of the $116.9 million, $91.4 million is recorded in continuing operations and $25.5 million is recorded in discontinued operations. Additionally, there was $1.7 million in continuing operations for casualty losses recorded as a result of fire damage at four multifamily apartment communities.

(3)	Reflects costs incurred related to potential mergers, acquisitions and abandoned pursuits . These costs are volatile and therefore may vary between periods.

(4)	(Loss)/Income from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.